UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2008
MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona		85283

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to Current Report on Form 8-K corrects (i) inadvertent typographical errors in the body of the Form 8-K as originally filed and (ii) one clerical error that appeared in the last sentence of the first paragraph on Page 2 of Exhibit 99.1 attached to the Form 8-K as originally filed.
Item 2.02. Results of Operations and Financial Condition
On February 22, 2008, Mobile Mini, Inc. issued a press release announcing its agreement to merge with Mobile Storage Group and its financial results for the fourth quarter ended December 31, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release includes the financial measure “EBITDA.” The EBITDA and pro forma financial measurements may be deemed a “non-GAAP financial measure” under rules of the Securities and Exchange Commission, including Regulation G. EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, and debt extinguishment costs. We present EBITDA because we believe it provides useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and that it provides an overall evaluation of our financial condition. In addition, EBITDA is a component of certain financial covenants under our revolving credit facility and is used to determine our available borrowing ability and the interest rate in effect at any point in time. We include EBITDA in the earnings announcement to provide transparency to investors. EBITDA has certain limitations as an analytical tool and should not be used as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of our profitability or our liquidity.
A reconciliation of EBITDA to net cash provided by operating activities and net income to EBITDA follows (in thousands), which includes effects of rounding:

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	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2007	2006	2007
Reconciliation of EBITDA to net cash provided by operating activities:

EBITDA	$33,017	$32,449	$116,774	$129,865
Senior Note redemption premiums	—	—	(4,987)	(8,926)
Interest paid	(2,420)	(7,507)	(24,770)	(27,896)
Income and franchise taxes paid	(257)	(71)	(733)	(797)
Share-based compensation expense	768	756	3,066	4,028
Gain on sale of lease fleet units	(1,317)	(1,384)	(4,922)	(5,560)
Loss on disposal of property, plant and equipment	389	166	454	203
Changes in certain assets and liabilities, net of effect of businesses acquired:
Receivables	2,128	1,596	(6,580)	(2,119)
Inventories	2,402	1,868	628	(610)
Deposits and prepaid expenses	191	(564)	(1,446)	(1,754)
Other assets and intangibles	(168)	464	(4)	318
Accounts payable and accrued liabilities	(7,063)	(3,558)	(596)	4,547

Net cash provided by operating activities	$27,670	$24,215	$76,884	$91,299

Reconciliation of net income to EBITDA:
Net income	$14,023	$12,443	$42,776	$44,176
Interest expense	5,801	6,613	23,681	24,906
Provision for income taxes	8,423	7,829	27,151	28,410
Depreciation and amortization	4,770	5,564	16,741	21,149
Debt extinguishment expense	—	—	6,425	11,224

EBITDA	$33,017	$32,449	$116,774	$129,865

In accordance with general instruction B.2 to Form 8-K, information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events
On February 22, 2008, Mobile Mini, Inc. issued a press release announcing its agreement to merge with Mobile Storage Group and its financial results for the fourth quarter ended December 31, 2007. A copy of the press release is furnished on Exhibit 99.1 to this report. The information set forth above under Item 2.02 is incorporated herein by reference.

Item 9.01 Exhibits
     (d) Exhibits.
99.1	Registrant’s press release, dated February 22, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: February 22, 2008	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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